AGREEMENT

     THIS AGREEMENT is made as of January 15, 1999 between DELMARVA PROPERTIES, INC., a Virginia corporation ("Delmarva"), and COLONIAL DOWNS, L.P., a Virginia limited partnership (the "Partnership") and COLONIAL DOWNS HOLDINGS, INC., a Virginia corporation (together with the Partnership, "Colonial Downs").

     In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Gray Water. (a) In order to further enhance service at the rest stops along Highway 64 near the Racetrack and the development of adjacent property owned by Delmarva, Colonial Downs agrees to cooperate with the County of New Kent, Virginia (the "County") with respect to the treatment of gray water ("Third Party Gray Water") arising from these sources. Colonial Downs will accept the Third Party Gray Water at no cost, provided the acceptance of such water is consistent with the irrigation management plan for the Racetrack. Colonial Downs will bear the cost of constructing the Enhancements to the existing water delivery and treatment system necessary to accommodate the Third Party Gray Water (the "Enhancements"), provided the costs of the Enhancement does not exceed $50,000.00.

     (b) The parties acknowledge that additional permits or licenses may be required to design, construct, and operate the Enhancements and that the County should be the holder of such permits and licenses. The parties shall cooperate in assisting the County to secure such permits and licenses and will further cooperate to secure the approval and support of the County in the design construction, and operation of the Enhancements.

     2. Land Reverter/Deed Restriction. (a) Delmarva will not exercise the Reconveyance Rights set forth in Schedule C to the Deed, dated March 19, 1997 (the "Deed"), from Chesapeake Forest Products Company ("Chesapeake") to Colonial Downs Holdings, Inc., recorded at Deed Book 241, page 453, in the Clerk's Office of the Circuit Court of New Kent County, Virginia, pursuant to the Deed deleting the reconveyance provision substantially in the form attached as Exhibit A.

     (b) In addition to those uses currently permitted, Delmarva agrees that the following additional uses shall be permitted:

                   1.   Performing Arts Center;
                   2.   Athletic training facility; or
                   3.   Hotel conference facility.

Any other change in use shall be subject to the prior written approval of Delmarva, which approval may be withheld, conditioned, or delayed in Delmarva's sole discretion.

     3. Notice of Violation. Colonial Downs, at its sole cost and expense, agrees to complete, by February 28, 1999, the work necessary to comply with the Notice of Violation, dated June 22, 1998, from the Department of Environmental Quality of the Commonwealth of Virginia.

     4. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of each party hereto, its legal representatives and assigns and may not be assigned without the consent of each party hereto, except that Delmarva may assign this Agreement to the County. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. Any modification or amendment to this Agreement or waiver by either party of any rights or remedies available to it shall not be effective unless, and only to the extent that, such modification, amendment or waiver is set forth in a writing delivered to the other party. This Agreement shall be construed and enforced in accordance with and governed by the law of the Commonwealth of Virginia, exclusive of its rules regarding choice of law. Any headings preceding the text of the several Sections and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they affect its meaning, construction or effect. All provisions in this Agreement are severable and each valid and enforceable provision shall remain in effect and shall be binding upon the undersigned, notwithstanding that other provisions may be held by legislative or judicial process to be invalid or unenforceable. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same agreement.

     WITNESS the following signatures as of the date first above written.

                        DELMARVA PROPERTIES, INC., a Virginia corporation


                                 By:  /s/  Joel Mostrom
                                      -----------------------
                                      Joel Mostrom, President

                       COLONIAL DOWNS, L.P., a Virginia limited partnership

                             By:  Stansley Racing Corp., its general partner

                                  /s/  Jeffrey P. Jacobs
                                  -----------------------
                                  Jeffrey P. Jacobs, Chief Executive Officer


                       COLONIAL DOWNS HOLDINGS, INC., a Virginia corporation

                                  /s/  Jeffrey P. Jacobs
                                  -----------------------
                                  Jeffrey P. Jacobs, Chief Executive Officer